UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2023
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
                N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sysco Corporation (the “Company” or “Sysco”) held on November 17, 2023, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2024 Annual Meeting of Stockholders. Daniel J. Brutto was re-elected with 94.54% of the votes cast, Francesca DeBiase was elected with 99.27% of the votes cast, Ali Dibadj was re-elected with 98.86% of the votes cast, Larry C. Glasscock was re-elected with 94.61% of the votes cast, Jill M. Golder was re-elected with 99.04% of the votes cast, Bradley M. Halverson was re-elected with 96.65% of the votes cast, John M. Hinshaw was re-elected with 97.46% of the votes cast, Kevin P. Hourican was re-elected with 98.93% of the votes cast, Alison Kenney Paul was re-elected with 91.54% of the votes cast, Edward D. Shirley was re-elected with 92.78% of the votes cast and Sheila G. Talton was re-elected with 97.45% of the votes cast. The advisory stockholder vote on the compensation paid to Sysco’s named executive officers, as set forth in Sysco’s 2023 proxy statement for the Annual Meeting, was approved by 93.37% of the votes cast. The advisory stockholder vote with respect to the frequency with which Sysco will conduct future stockholder advisory votes on executive compensation of Sysco’s named executive officers received the following votes (as a percentage of the total votes cast): 1.52% for every 3 years, 0.25% for every 2 years and 98.21% for every year. The stockholder proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024 was approved by 96.42% of the votes cast. The stockholder proposal related to re-establishing a policy for eliminating or reducing gestation crates in the Company’s pork supply chain was not approved by stockholders, receiving 30.91% of the votes cast.

In light of the voting results on Proposal 3, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of the advisory stockholder vote on compensation paid to the Company’s named executive officers.

With respect to each proposal, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to each proposal.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 - Election of Directors

Name	Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
Daniel J. Brutto	371,521,302	21,431,023	392,952,325	594,639	52,506,706
Francesca DeBiase	390,216,225	2,865,465	393,081,690	465,274	52,506,706
Ali Dibadj	388,574,912	4,459,513	393,034,425	512,539	52,506,706
Larry C. Glasscock	371,798,683	21,151,025	392,949,708	597,256	52,506,706
Jill M. Golder	389,335,938	3,767,259	393,103,197	443,767	52,506,706
Bradley M. Halverson	379,776,598	13,152,383	392,928,981	617,983	52,506,706
John M. Hinshaw	382,985,233	9,946,350	392,931,583	615,381	52,506,706
Kevin P. Hourican	388,735,897	4,198,316	392,934,213	612,751	52,506,706
Alison Kenney Paul	359,872,270	33,225,101	393,097,371	449,593	52,506,706
Edward D. Shirley	352,911,076	27,433,448	380,344,524	13,202,440	52,506,706
Sheila G. Talton	383,109,592	9,987,508	393,097,100	449,864	52,506,706

Proposal 2 - Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2023 proxy statement

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
366,555,594	26,020,850	392,576,444	970,520	52,506,706

Proposal 3 - Approval, by advisory vote, the frequency with which Sysco will conduct future stockholder advisory votes on executive compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
385,895,077	1,016,144	5,992,924	642,819	52,506,706

Proposal 4 - Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2024

Votes For	Votes Against	Votes Cast	Abstentions
429,402,154	15,912,069	445,314,223	739,447

Proposal 5 - Stockholder proposal related to re-establishing a policy for eliminating or reducing gestation crates in the Company’s pork supply chain

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
119,777,829	267,642,643	387,420,472	6,126,492	52,506,706

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 20, 2023	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary